Mason Russell West, LLC

739 WEST LITTLETON BLVD.
LITTLETON, CO 80120–2337
TELEPHONE 303-797-9101 FAX 303-795-3356
E-MAIL: cpas@mrwllc.com

DICK MASON
RAY RUSSELL, JR.

CERTIFIED PUBLIC ACCOUNTANTS
CONSULTING SERVICES

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Current Report on Form 8-K of our report dated July 28, 2006, relating to the financial statements of Aurelio Resources Inc. which appears in such Current Report of Aurelio Resource Corporation on Form 8-K dated August 14, 2006.

Mason Russell West, LLC

Littleton, Colorado
August 14, 2006